Certain confidential information contained in this document, marked by brackets, is filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


                                                                    EXHIBIT 10.6

                                    AGREEMENT


        THIS AGREEMENT (this "Agreement"), is made and entered into as of the _______ day of June ___, 1998 (the "Effective Date") by and between WOMEN.COM NETWORKS, a California corporation ("WOMEN.COM" or the "Company") and RODALE PRESS, INC., a Pennsylvania corporation ("Rodale"), (Rodale and WOMEN.COM are sometimes referred to herein collectively as the "Parties" and individually as a "Party").

        WHEREAS, WOMEN.COM has developed informational Web sites, including in conjunction with Rodale pursuant to that certain Website Agreement, dated May 2, 1997, (the "Initial Website Agreement"), and the parties desire to further mutually develop an additional cobranded site.

        NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. COBRANDED SITE. WOMEN.COM agrees to invest no fewer than [*] ("Directed Funds") for the development of a co-branded website with Rodale, which website will be based upon content from New Woman Magazine (the "Co-Branded Site"), upon terms to be mutually agreed upon by WOMEN.COM and Rodale in the Co-Branded Site Agreement (as hereinafter defined). Promptly following the Effective Date, the parties will enter into good-faith negotiations for a period of sixty (60) days, or such longer period as the parties may agree to in writing (the "Negotiation Period"), with the goal of entering into a mutually acceptable agreement with respect to the development and maintenance of the Co-Branded Site (the "Co-Branded Site Agreement). The business terms for the Co-Branded Site Agreement will be based upon and similar to those set forth in the Initial Website Agreement. All Directed Funds will contribute to the Investment Differential (which shall be defined and set forth in the Co-Branded Site Agreement, and shall be reflect methodology similar to that found in the definition of Investment Differential set forth in the Initial Website Agreement). In addition, Rodale will be obligated, as it is in the Initial Website Agreement, to provide content and cross promotion for the Co-Branded Site.

2. ONLINE TRANSACTIONS. Women.com agrees to invest [*] within the twelve months following the effective date of such agreement in an effort to develop a system for conducting on-line business transactions. Such investment will include, but not be limited to, equipment purchases and the licensing of appropriate software, as well as allocation of headcount and other resources as reasonably necessary to develop and maintain such transactions systems.

3. AUDIT RIGHT. WOMEN.COM agrees that it shall provided to Rodale on a timely basis a statement (the "Statement"), prepared in accordance with generally accepted accounting principles, detailing the expenditures made by WOMEN.COM in satisfaction of its obligations pursuant to Sections 1 and 2 of this Agreement. Rodale may at its own expense and upon no fewer than ten (10) days prior written notice to WOMEN.COM, designate independent auditors or accountants (the "Auditor") to examine or audit WOMEN.COM's records relevant to the


*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                       1.

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Statement to verify the figures reported, such audit to be conducted in a manner calculated to minimize interference with WOMEN.COM's business. In the event that the Auditor determines that the actual amount invested by WOMEN.COM pursuant to Sections 1 and 2 is less than ninety-five percent (95%) of the amount reported by WOMEN.COM in the Statement (an "Underexpenditure"), then WOMEN.COM shall pay the cost of such Audit. Further, in the event such Underexpenditure signifies a failure on the part of WOMEN.COM to invest the amounts required by Sections 1 and/or 2, the WOMEN.COM shall remedy such failure by making appropriate expenditures consistent with the terms of Sections 1 and 2 within sixty (60) days after WOMEN.COM's receipt of written notice of such Underexpenditure.

4.      CONFIDENTIALITY.

(a) CONFIDENTIALITY. The Parties will each regard and preserve as strictly confidential all information and material, including, but not limited to, non-public information included as part of the transactions contemplated hereby and all other material or information, including without limitation, customer or client information, provided to one another in connection with the development of the Co-Branded Site (hereinafter, "Confidential Information"). Each Party shall not use the Confidential Information of the other Party except as necessary to fulfill its obligations under this or any other related agreements between the parties. Further, each Party agrees not to disclose the Confidential Information of the other Party to any except those of its employees, consultants and agents who have been apprised of the confidential nature of such information and are under a written obligation, consistent with this Section, to maintain the confidentiality of the other Party's Confidential Information. Each of the Parties agrees that, except as provided in this Agreement or as otherwise agreed by them in writing, it shall not use the Confidential Information of the other Party for its own benefit or for the benefit of any third Person. The Parties agree that they each will have no obligation in connection with specific Confidential Information of the disclosing Party to the extent that: (i) such Confidential Information is already known to the receiving Party, free from any obligation to keep such Confidential Information confidential at the time it was obtained from any other Party; (ii) such Confidential Information is or becomes publicly known through no wrongful act of the receiving Party or any third Person owing a duty of confidentiality to the disclosing Party; (iii) such Confidential Information is rightfully received by the receiving Party from a third Person without restriction and without breach of this Agreement or any obligation of such third Person to the disclosing Party; or (iv) such Confidential Information is independently developed by the receiving Party without reference to the Confidential Information of the disclosing Party. Upon the request of the disclosing Party, following the termination or expiration of this Agreement, all tangible and machine readable copies of any Confidential Information of the disclosing Party in the possession or under the control of the Receiving Party shall, at the disclosing Party's request, be returned to the disclosing Party or destroyed, and the receiving Party shall confirm in writing to the disclosing Party that such destruction has taken place. Notwithstanding anything contained herein to the contrary, the obligations set forth in this Section shall not apply to a receiving Party to the extent that the receiving Party is required by order of court or any other governmental agency, or otherwise by law, to disclose the Confidential Information of the other Party; under such circumstances, the receiving Party agrees to give such notice to the disclosing Party as is reasonably possible under the circumstances in order to permit the disclosing Party to take legal action in an effort to limit or prevent such disclosure.

                                       2.

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5. LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER, IN ANY
CIRCUMSTANCES, FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR SIMILAR NON-DIRECT DAMAGES THAT MAY ARISE OUT OF THIS AGREEMENT.

6.      TERM OF AGREEMENT.

        (a) TERM AND TERMINATION. This Agreement shall be in effect from and after the Effective Date until the date the parties enter into the Co-Branded Site Agreement.

        (b) SURVIVAL. The following Sections or provisions of this Agreement shall survive any termination of this Agreement: 4, 6(b), and 7.

7.      GENERAL.

        (a) INDEPENDENT CONTRACTOR. The Parties agree that each Party is an independent contractor and that no Party is an agent of the other. No Party will be entitled to compensation for its services hereunder except as expressly provided herein, or in any separate agreements entered into between the Parties from time to time. No Party will have any authority to make any agreements or representations on behalf of any other Party or to hold itself out to be an agent, or representative of any other Party.

        (b) PUBLIC ANNOUNCEMENTS. The Parties will jointly coordinate press and other public announcements of Rodale's involvement in WOMEN.COM in order to maximize public, investor and advertiser interest. Such announcements may not be used until WOMEN.COM shall have received written notice from Rodale that it may use such announcements.

        (c) NOTICE. All notices shall be in writing and will be delivered personally or sent by confirmed facsimile transmission, or overnight carrier at the addresses specified below:


               If to Rodale:          If to WOMEN.COM:
                                      1820 Gateway Drive, Suite 100
                                      San Mateo, CA 94404
                                      Attn:
                                      Fax: (650) 677-1976

Any Party may change the person or the address to which notices are directed by giving written notice to the other Party in accordance with this Section. Personally delivered or confirmed facsimile notices will be deemed given when delivered. Notices sent by overnight carrier will be deemed given on the second business day after dispatch. Notwithstanding the foregoing, notices of change of address will be deemed given only upon receipt by the Party to which it is directed.

(d) JURISDICTION. This Agreement shall be construed in accordance with the laws of the State of New York, as such laws are applied to agreements made, entered into and performed entirely in New York and solely by New York State residents.

                                       3.

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        (e) MODIFICATION. No modification, amendment, supplement to or waiver of any provision of this Agreement shall be binding upon the Parties unless made in writing and duly signed by all of the Parties.

        (f) WAIVER. A failure of any Party to exercise any right provided for herein shall not be deemed to be a waiver of any right hereunder.

        (g) SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. Any unenforceable provision will be replaced by a mutually acceptable provision that comes closest to the intention of the Parties at the time the original provision was agreed upon.

        (h) HEADINGS. The headings of this Agreement are for purposes of reference only and shall not in any way limit or otherwise affect the meanings or interpretations of any of the terms hereof.

        (i) ASSIGNMENT. This Agreement and the rights and obligations of the Parties hereunder shall not be assigned or delegated by any Party to any other Person without the prior written consent of the other Party.

        (j) FURTHER ASSURANCES. The Parties agree to execute and deliver, or to cause to be executed and delivered, such further instruments or documents, and take such other actions as may be reasonably required effectively to carry out the transactions contemplated herein, in each case provided the same do not impose any additional liabilities or obligations upon the Parties.

        (k) INJUNCTIVE RELIEF. The Parties each acknowledge and agree that either Party will be irreparably harmed as a result of a breach by the other Party of Section 4 of this Agreement and that it would be difficult, if not impossible, to measure the damages resulting from such a breach. Accordingly, in the event of any actual or threatened breach by either Party of Section 4, the non-breaching Party shall, in addition to any other legal remedies permitted hereunder or by applicable law, be entitled to obtain equitable remedies from a court of competent jurisdiction, without the need for any bond or security, including, without limitation, specific performance, a temporary restraining order or a permanent injunction to prevent or otherwise restrain a breach thereof and to recover all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in enforcing the terms of Section 4.

        (l) COMPLIANCE WITH LAWS. This Agreement and the Parties' actions under this Agreement shall comply with all applicable federal, state, and local laws, rules, regulations, court orders, and governmental or regulatory agency orders.

        (m) ENTIRE AGREEMENT. This Agreement, sets forth the entire and sole and exclusive understanding and agreement between the Parties in connection with the subject matter hereof and incorporates, replaces, and supersedes all prior agreements, promises, proposals, representations, understandings and negotiations, written or not, between the Parties. The making, execution, and delivery of this Agreement have been induced by no representations, statements, warranties or agreements other than those expressed herein.

                                       4.

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        IN WITNESS WHEREOF, the Parties have signed this Agreement as of the
Effective Date.

                                     RODALE PRESS, INC.


                                     By:  /s/ Barbara Newton
                                        ---------------------------------------
                                          Title:   Director of Publishing


                                     WOMEN.COM


                                     By:  /s/ Marleen R. McDaniel
                                        ---------------------------------------
                                          Title: CEO and President

                                       5.